FORM 10f-3

                           THE BLACKROCK FUNDS

                      Record of Securities Purchased
               Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  (See below)

2.	Issuer:  First Data Corporation

3.	Date of Purchase:  10/16/07

4.	Underwriter from whom purchased:  Citigroup Global
Markets Inc.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

6.	Aggregate principal amount of purchased (out of total
offering):   $49,180,000 out of $2,200,000,000

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering): $100,000,000 out of
$2,200,000,000

8.	Purchase price (net of fees and expenses):  94.796

9.	Date offering commenced:  10/16/07

10.	Offering price at end of first day on which any sales
were made:95.50.

11.	Have the following conditions been satisfied:  Yes  or  No

a.	The securities are part of an issue registered
      under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
	Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A
	Offering or part of an issue of government securities.  YES

b.	The securities were purchased prior to the
	end of the first day on which any sales
	were made, at a price that was not more
	than the price paid by each other
	purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

c.	The underwriting was a firm commitment underwriting.  YES

d.	The commission, spread or profit was
      reasonable and fair in relation to that
      being received by others for underwriting similar securities during the same period. YES

e.	In respect of any securities other than
	Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
	(including the operations of predecessors).  YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect benefit as a result of BlackRock's participation in the offering? YES


Approved:   Derek   Schoenhofen  Date:       _12/05/07__

The information will be presented in the following order:
Fund
Td Num
Tran
Type
Trade Face
Trade
Price
Trade Date
Settle
Date
Net Money

BATS-HINC

1972
BUY
900,000.00
94.796
10/16/2007
10/24/2007
-853,164.00

BHY
6970
BUY
430,000.00
94.796
10/16/2007
10/24/2007
-407,622.80

BR-HIINC
2318
BUY
12,030,000.00
94.796
10/16/2007
10/24/2007
-11,403,958.80

BR-HIYLD
15209
BUY
14,810,000.00
94.796
10/16/2007
10/24/2007
-14,039,287.60

BVA-HI
1855
BUY
500,000.00
94.796
10/16/2007
10/24/2007
-473,980.00

BVA-HY
2103
BUY
1,650,000.00
94.796
10/16/2007
10/24/2007
-1,564,134.00

COY
2249
BUY
2,660,000.00
94.796
10/16/2007
10/24/2007
-2,521,573.60

CYE
2234
BUY
2,840,000.00
94.796
10/16/2007
10/24/2007
-2,692,206.40




HIS
3692
BUY
1,250,000.00
94.796
10/16/2007
10/24/2007
-1,184,950.00

HYT
2174
BUY
4,490,000.00
94.796
10/16/2007
10/24/2007
-4,256,340.40

HYV
2186
BUY
4,200,000.00
94.796
10/16/2007
10/24/2007
-3,981,432.00

MIST-HY
2768
BUY
3,420,000.00
94.796
10/16/2007
10/24/2007
-3,242,023.20

(32/32)
(32/32)
BUY
49,180,000.00
94.796
10/16/2007
10/24/2007
-94,796,000.00